UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2005

          First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	0-11242	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 N. Sixth Street, Indiana, PA	15701
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (724) 349-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     REGULATION FD

On March 8, 2005, First Commonwealth Bank, a wholly-owned subsidiary of First Commonwealth Financial Corporation agreed to sell one of its branch offices to Clearfield Bank and Trust Company.  Clearfield Bank and Trust Company is the principal subsidiary of CBT Financial headquartered in Clearfield, PA and currently has six branches located in Clearfield and surrounding counties.  As of February 28, 2005, Clearfield Bank and Trust had assets of $293 million.  Under terms of the purchase and assumption agreement, Clearfield Bank and Trust Company will acquire the First Commonwealth Bank branch office at 511 Pine Grove Road in State College, PA.  Clearfield Bank and Trust Company will assume approximately $16.5 million of deposit liabilities that are associated with the office.  The transaction is subject to Regulatory Approvals and is expected to settle in the second quarter of 2005.  The transaction is expected to generate a pre-tax gain of approximately $2.8 million which includes the premium on deposits and the gain on the sale of premises and equipment.  The gain should be included in the registrant's financial results for the second quarter of 2005.

Statements contained in this Form 8-K that are not historical facts are forward-looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from estimated results.  Such risks and uncertainties are detailed in the Company's filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 16, 2005

                              FIRST COMMONWEALTH FINANCIAL CORPORATION
                                   (Registrant)

                              By:  /S/JOHN J. DOLAN
                                   John J. Dolan
                                   Executive Vice President and
                                   Chief Financial Officer